SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               August 14, 1996
                               (Date of Report)

                              Prism Group, Inc.
              (Exact name of registrant as specified in its charter)

                          Florida 0-19987 65-0143407
         (State or other jurisdiction (Commission File No.) (IRS Employer of incorporation) Identification No.)


15530 Woodinville-Redmond Road, Building B-100, Woodinville, Washington 98072 (address of principal executive offices, including zip code)

                               (206) 881-1609
               (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

On August 1, 1995, MicroDisk Services ("MDS") and Software Production, Inc. ("SPI"), the two software manufacturing subsidiaries of Prism Group, Inc. (the
"Company"),   contributed   their  operating   assets  to  form  Prism  Software
Production, L.L.C. ("PSP"). Despite consolidation of duplicative operations and other actions designed to reduce costs, PSP has not been profitable. The Company has actively marketed PSP in an attempt to preserve as much of the company's asset value as possible for the benefit of creditors and PSP's members, including PSP's major secured creditor, CAPCO Financial Company, Inc. ("CAPCO")
 . On July 30, 1996, most of PSP's inventory and some equipment were sold to a competitor, PAC Services, Inc. ("PAC"), pursuant to CAPCO's foreclosure rights under Article 9 of the Uniform Commercial Code. PSP has ceased business operations and, in fact, is precluded by the terms of the sale from competing with the purchaser. After liquidation of assets not transferred to PAC and after satisfaction from the PAC sale proceeds of CAPCO's indebtedness from PSP, which totaled $924,477, PSP will have remaining funds for repayment to unsecured creditors. These funds will be insufficient to pay creditors in full.

PAC paid $823,781 in cash at closing for the assets and related non-competes and covenants and in addition, will pay up to an additional $249,000 by December 31, 1997 if sales from PSP customers transferred over to PAC exceed certain thresholds.

Following this sale of PSP assets and subsequent liquidation of other PSP assets, the only remaining business unit of the Company, and its only significant asset, is Prism Direct, Inc. ("PDI"), which is engaged in order processing and fulfillment services primarily in the software publishing field and which has its own line of credit with CAPCO. In connection with the sale of PSP assets to PAC, PDI entered into an agreement with PAC pursuant to which PDI licensed certain of its technology to PAC, PAC agreed to use PDI for it's sevices with respect to customers that transferred to PAC, and PDI agreed to give PAC certain rights to its technology if it goes out of business and rights of first refusal in the event of certain dispositions of PDI's business.


The Company is currently evaluating PDI and its prospects and is considering a variety of alternatives with respect to PDI, primarily involving its sale or disposition in connection with a liquidation of the Company. The Company believes that the infusion of additional capital, within a very short time period, is essential to continued PDI operations. The Company itself has significant liabilities in respect of obligations to certain creditors of MDS and SPI, as well to its own creditors, and those liabilities will make difficult, if not impossible, any Company effort to raise capital for PDI. The Company does not believe that PDI, on an on-going basis or upon itssale, would gererate sufficient cash or value to satisify the Company's liabilities. As a result of the liabilities of the Company, and in connection with the liquidation of the remaining assets of PSP and any possible sale or other arrangement with PDI, one or more of the Company's subsidiaries, or the Company itself, could be subject to involuntary bankruptcy proceedings or the Company could commence a voluntary proceeding.

Item 7.  Financial Statements and Exhibits

         (a)      Pro Forma Financial Information

                                    PRISM GROUP, INC.
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                      June 30, 1996

                                       (Unaudited)

                                          ASSETS
                                                             PRO FORMA
                                          June 30,              June 30
                                            1996                  1996
                                            ----                  ----


Cash                                         756                   756
Accounts Receivable, net               1,496,379               946,379
Inventories                              832,027               242,626
Other current assets                     565,157               565,157
                              -------------------   -------------------
            Total Current Assets       2,894,318             1,754,917

Equipment - At Cost                    5,630,457             5,601,957
         Less accumulated depreciation and
         amortization                 (3,976,516)           (3,951,516)
                                   --------------   -------------------
                                       1,653,941             1,650,441


Goodwill, net of accumulated amort     2,559,468                     0
Other                                     23,901                23,901
                               ------------------   -------------------
                                       7,131,627             3,429,258
                               ==================   ===================

               LIABILITIES AND STOCK HOLDERS' EQUITY

Note payable                           1,233,637               409,856
Bank Overdraft
Current maturities of long-term
            obligations                  387,794               387,794
Accounts payable                       3,929,910             3,379,910
Put option obligations                        -                     -
Accrued liabilities                      658,471               658,471
                               -------------------   -------------------
            Total Current Liabilities  6,209,813             4,836,032

Long-term obligations                  1,118,476             1,118,476
Minority interest in subsidiary                0                     0
Deferred income taxes                          0                     0

Stockholders' Equity (Deficit)
       Preferred stock, $100.00 par    2,573,500             2,573,500
       Common stock, $.01 par value       78,723                78,723
       Additional paid-in capital      5,322,744             5,322,744
       Retained earnings (deficit)    (8,171,630)          (10,500,218)
                                ------------------   -------------------

                                        (196,663)           (2,525,251)
                                ------------------   -------------------

                                       7,131,627             3,429,258
                               ===================   ===================


         (b)      Exhibits:

10.32 Asset Purchase Agreement by and between Pac Services, Inc., Prism Software Production, L.L.C. and Prism Group, Inc.







                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                          Page


1.  DEFINITIONS.............................................................2

2.  SALE AND TRANSFER OF ASSETS.............................................6
         2.1      REPRESENTATIONS...........................................6
         2.2      SALE OF FORECLOSED ASSETS.................................7
         2.3      TRANSFER OF EQUIPMENT.....................................8
         2.4      CAPCO'S PARTICIPATION.....................................8

3.  COVENANTS AND AGREEMENTS................................................8
         3.1      COOPERATION...............................................8
         3.2      NOT TO SUE................................................8
         3.3      NONCOMPETE................................................9

4.  PURCHASE PRICE..........................................................9
         4.1      AMOUNT....................................................9
         4.2      ALLOCATION................................................11
5.  CLOSING.................................................................11
         5.1      CLOSING...................................................11
         5.2      CLOSING OBLIGATIONS.......................................12

6.  REPRESENTATIONS AND WARRANTIES OF SELLER................................12
         6.1      ORGANIZATION AND GOOD STANDING............................12
         6.2      AUTHORITY; NO CONFLICT....................................12
         6.3      TITLE TO PROPERTIES; ENCUMBRANCES.........................13
         6.4      INVENTORY.................................................14
         6.5      TAXES.....................................................14
         6.6      NO MATERIAL ADVERSE CHANGE................................14
         6.7      EMPLOYEE BENEFITS.........................................14
         6.8      COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                              AUTHORIZATIONS................................14
         6.9      LEGAL PROCEEDINGS; ORDERS.................................15
         6.10     ABSENCE OF CERTAIN CHANGES AND EVENTS.....................15
         6.11     CONTRACTS; NO DEFAULTS....................................15
         6.12     EMPLOYEES.................................................16
         6.13     LABOR RELATIONS; COMPLIANCE...............................16
         6.14     DISCLOSURE................................................16
         6.15     BROKERS OR FINDERS........................................16

7.  REPRESENTATIONS AND WARRANTIES OF BUYER.................................17
         7.1      ORGANIZATION AND GOOD STANDING........................... 17
         7.2      AUTHORITY; NO CONFLICT....................................17
         7.3      CERTAIN PROCEEDINGS.......................................17
         7.4      BROKERS OR FINDERS........................................18

8.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.....................18
         8.1      ACCURACY OF REPRESENTATIONS...............................18
         8.2      SELLER'S PERFORMANCE......................................18
         8.3      ADDITIONAL DOCUMENTS......................................18
         8.4      NO PROCEEDINGS............................................19
         8.5      NO CLAIM REGARDING ASSET OWNERSHIP OR SALE
                  PROCEEDS..................................................19
         8.6      NO PROHIBITION............................................19

9.  CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE...................19
         9.1      ACCURACY OF REPRESENTATIONS...............................20
         9.2      BUYER'S PERFORMANCE.......................................20
         9.3      NO INJUNCTION.............................................20

10.  TERMINATION............................................................20
         10.1     TERMINATION EVENTS........................................20
         10.2     EFFECT OF TERMINATION.....................................21

11.  INDEMNIFICATION; REMEDIES..............................................21
         11.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                                KNOWLEDGE...................................21
         11.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER
                              AND PARENT....................................21
         11.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY
                  BUYER.....................................................22
         11.4     RIGHT OF SET-OFF......................... ................22
         11.5     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY
                  CLAIMS....................................................23
         11.6     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS...............24

12.  GENERAL PROVISIONS.....................................................24
         12.1     EXPENSES..................................................24
         12.2     PUBLIC ANNOUNCEMENTS......................................24
         12.3     CONFIDENTIALITY...........................................25
         12.4     NOTICES...................................................25
         12.5     JURISDICTION; SERVICE OF PROCESS..........................27
         12.6     FURTHER ASSURANCES........................................27
         12.7     WAIVER........................................... ........27
         12.8     ENTIRE AGREEMENT AND MODIFICATION.........................28
         12.9     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY
                  RIGHTS....................................................28
         12.10    SEVERABILITY..............................................28
         12.11    SECTION HEADINGS, CONSTRUCTION............................28
         12.12    TIME OF ESSENCE...........................................29
         12.13    GOVERNING LAW.............................................29
         12.14    COUNTERPARTS..............................................29

                            ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement ("Agreement") is made as of July 30, 1996, by Pac Services, Inc., a Washington corporation ("Buyer"), Prism Software Production, L.L.C., a Washington limited liability company ("Seller"), and Prism Group, Inc., a Florida corporation ("Parent"). CAPCO Financial Company, Inc. ("CAPCO"), a Washington corporation, is a party to this Agreement solely pursuant to its rights as a secured creditor of Seller under RCW 62A.9-503 and 9-504.
                                    RECITALS

A. Seller, Buyer and Parent have executed a letter of intent dated July 16, 1996 (the "Letter of Intent") pursuant to which Buyer intended (i) to buy, and Seller intended to sell, certain Assets (as defined below), (ii) to secure from Seller and Parent their cooperation, covenant not to sue and agreement not to compete, and (iii) to acquire assignments of certain Applicable Contracts (as defined below).

B. Seller, Buyer and Parent desire to enter into this Agreement, which sets forth the terms and conditions of Buyer's purchase of the Assets; Seller's and Parent's cooperation, covenant not to sue and agreement not to compete; and Seller's assignment of the Applicable Contracts.

C. CAPCO has a perfected first priority security interest in all of the Foreclosed Assets pursuant to a financing arrangement with Seller and has exercised its remedies in connection with a default by Seller under its financing arrangement with Seller. CAPCO desires to sell the Foreclosed Assets to Buyer through a private sale under the provisions of the Washington Uniform
Commercial Code and in accordance with the terms and conditions of this Agreement.

D. CAPCO is a party to this Agreement solely for purposes of Article 2,  Section
5.2.3 of Article 5 and  Sections 12.2  through 12.7 and 12.9 through  12.14.  of
Article 12.

E. Buyer and Seller acknowledge and agree that this Agreement shall be the complete agreement between the parties and shall supersede the Letter of Intent.
                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                 I. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

A.  "Applicable  Contracts"  means  those  contracts  and  agreements  listed on
Exhibit 1.1.
B. "Assets" is defined as the Inventory, the Applicable Contracts and the Other Assets.

C. "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

D. "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement is deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

E. "Buyer" as defined in the first paragraph of this Agreement.

F. "Closing" as defined in Section 5.1.

G. "Closing Date" the date and time as of which the Closing actually takes place.
H. "Consent" any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

I. "Contemplated Transactions" all of the transactions contemplated by this Agreement, including:
1. The sale of the Assets to Buyer;
2. The execution, delivery, and performance of the assignments and transfer documents for the Applicable Contracts and the Master Service Agreement.

3. The performance by Buyer and Seller of their respective covenants and obligations under this Agreement.
J. "Contract" any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

K. "Customers" is defined in Section 3.1.2.
L.          "Damages" is defined in Section 10.2.

M.          "Deferred Amount" is defined in Section 4.1.2.

N. "Encumbrance" any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
         O.          "Equipment" means those items listed on Exhibit 1.15.

         P.          "Foreclosed Assets" means all Assets.

Q. "Governmental Authorization" any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         R.          "Governmental Body" any:

1. nation, state, county, city, town, village, district, or other jurisdiction of any nature;

2. federal, state, local, municipal, foreign, or other government;
3. governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
                    4.        multi-national organization or body; or

5. body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
         S.        "Inventory" is defined as those items listed on Exhibit 1.19.

T. "IRC" the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.
U. "IRS" the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.
V. "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

1. such individual is actually aware of such fact or other matter; or 2. a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     W. "Legal Requirement" any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

X. "Order" any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

Y. "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: 1. such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; 2. such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and
3. such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

Z. "Organizational Documents" (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing. AA. "Other Assets" means those accounts other than the accounts receivable which Seller has sold or is obligated to sell to CAPCO and all general intangibles, including customer lists, trade secrets, customer history, and all information reasonably necessary for Buyer to conduct the business previously conducted by Seller.

BB. "PDI" means Prism Direct, Inc., an entity controlled by Parent.
CC. "Person" any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
DD. "Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
EE. "Representative" with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         FF.      "Seller" as defined in the first paragraph of this Agreement.

GG. "Tax" any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee. HH. "Tax Return" any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax. II. "Threatened" a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
                              II.             SALE AND TRANSFER OF ASSETS

         A.          REPRESENTATIONS

1. Seller and Parent represent and warrant to Buyer and CAPCO as follows: a) that, pursuant to Seller's financing arrangement with CAPCO, Seller has sold certain accounts receivable to CAPCO, including certain accounts receivable owed to Seller by one of its customers, Wall Data, Inc. ("Wall Data"), and that full collection of such accounts receivable is guaranteed by Seller, which obligation is secured by a first priority security interest in favor of CAPCO in the Foreclosed Assets, including the proceeds thereof;

b) that, pursuant to the course of dealings among Seller, Wall Data, and certain of Seller's vendors who have provided to Seller supplies and services required for Seller's fulfillment of its contract with Wall Data ("Wall Data Vendors"), Seller is obligated and Wall Data may also be obligated to pay the Wall Data Vendors for such supplies and services; c) that Wall Data has committed pursuant to an Agreement Adjusting Receivable between Wall Data and Seller dated July 30, 1996 to pay the Wall Data Vendors the sum of $556,631 (the "Deduction Amount") or to deduct such Deduction Amount from the accounts receivable it owes to Seller; and d) that Wall Data's commitment referenced in clause (c) above constitutes an event of default under Seller's financing arrangement with CAPCO giving rise to CAPCO's rights to foreclose its security interest in the Foreclosed Assets.

2. Seller hereby waives any and all rights it may have to receive notice of default under RCW 62A Ch. 9 or the CAPCO financing arrangement or otherwise. 3. Seller acknowledges CAPCO's right to take possession of the Foreclosed Assets pursuant to RCW 62A.9-503 and CAPCO's right to sell the Foreclosed Assets at a private sale pursuant to RCW 62A.9-504. 4. Seller acknowledges and agrees that the method, manner, time, place, and terms of the sale of the Foreclosed Assets in accordance with Section 2.2 below are commercially reasonable, and Seller hereby renounces any right to notification of the sale. 5. In connection with its guaranty of Seller's obligations under Seller's financing arrangement with CAPCO, Parent hereby undertakes all of the foregoing acknowledgments in this
Section 2.1. 6. CAPCO hereby represents and warrants that, pursuant to its financing arrangements with Seller, it has a perfected security interest in the Foreclosed Assets and the proceeds thereof which security interest, to the best knowledge of CAPCO, is a first priority security interest and that Seller is in default under Seller's financing arrangement with CAPCO.
         B.          SALE OF FORECLOSED ASSETS

1. Pursuant to RCW 62A.9-504(3), CAPCO hereby sells to Buyer and Buyer hereby buys the Foreclosed Assets as a purchaser in good faith for the Purchase Price set forth in Section 4.1 below and in accordance with the other terms and conditions of this Agreement. 2. At Closing, Buyer shall pay the Cash Amount (as defined in Section 4.1.1) to CAPCO, and CAPCO shall apply that amount, in accordance with RCW 62A.9-504(1) and the financing arrangement between Seller and CAPCO, against the amount due and owing by Seller under its financing arrangement with CAPCO. 3. The Deferred Amount (as defined in Section 4.1.2) shall be paid to CAPCO as provided in Section 4.1.2 and applied by CAPCO, in accordance with RCW 62A.9-504(1) and the financing arrangement between Seller and CAPCO, against any amounts which remain due and owing by Seller under its financing arrangement with CAPCO; PROVIDED, HOWEVER, that in the event that no amounts remain due and owing by Seller under its financing arrangement with CAPCO and CAPCO has acknowledged this fact in writing, the Deferred Amount shall be paid to Seller as provided in Section 4.1.2.

4. Seller and Parent hereby agree to indemnify, hold harmless and, at the discretion of CAPCO, defend CAPCO from any claim (whether or not suit is instituted) by any person relating to the commercial reasonableness of the sale of the Foreclosed Assets and the application of the Purchase Price from that sale.

5. The Contract of Sale [and] Security Agreement between Seller and CAPCO and the Guaranty by Parent of that agreement are not modified or amended in any respect and remain in full force and effect. Furthermore, any declaration by CAPCO of default by Seller under the Contract of Sale [and] Security Agreement shall not be affected by the terms of this Agreement.
         C.          TRANSFER OF EQUIPMENT

At Closing, Seller shall transfer to Buyer and Buyer shall accept from Seller the Equipment as payment in full of that certain promissory note in the principal amount of Thirty Thousand Dollars ($30,000.00) dated July 9, 1996.
         D.          CAPCO'S PARTICIPATION

CAPCO has executed this Agreement only with respect to Article 2, Section 5.2.3 of Article 5 and Sections 12.2 through 12.7 and 12.9 through 12.14 of Article 12 and assumes no liability or obligation other than as set forth in those Sections.
                              III.              COVENANTS AND AGREEMENTS

         A.          COOPERATION

1. Prior to Closing, Seller shall have terminated the employment of each of its present employees that Buyer has agreed to hire. Seller agrees that all compensation or other benefits due such employees, including without limitation accrued vacation pay, will be paid on or before August 2, 1996. 2. Seller agrees, at no cost to Buyer, to assist Buyer for a thirty (30) day period after Closing by working with Seller's customers listed on Exhibit 3.1.2 ("Customers") to preserve their goodwill for Buyer's benefit. Seller shall cause its employee, Colin Aldworth, to be available to provide such assistance to Buyer. Colin Aldworth shall not be required to work full time, but shall be available on reasonable notice to provide such assistance.

         B.          NOT TO SUE

Seller and Parent hereby agree that neither Seller nor Parent shall at any time commence, prosecute, or cause or permit to be prosecuted any action at law or in equity, or any proceeding of any description in any court against Buyer, its representatives, stockholders, controlling persons or affiliates, arising, directly or indirectly, from or in connection with Buyer's hiring of Seller's employees, Buyer's solicitation of Customers and Buyer's use of Seller's information in connection with the foregoing.


         C.          NONCOMPETE

1. For a period of three (3) years following Closing, neither Seller nor Parent nor any of their affiliates shall engage, whether directly or indirectly and whether or not for compensation, in any business or activity previously carried on by Seller within Washington without the written consent of Buyer. For purposes of the foregoing, an activity previously carried on by Seller means the business of software disk (floppy or CD-ROM) duplication and/or packaging and assembly of disks and other software components. The foregoing shall not in any fashion restrict Seller from disposing of its remaining assets in liquidation of such assets or restrict Parent or its affiliates from undertaking activities of the type currently undertaken by PDI or America's Print Source, Inc. If Parent or any of its affiliates acquires a controlling interest in America's Print Source, Inc., Parent shall not, and shall ensure that its affiliates and America's Print Source, Inc. shall not, solicit customers currently served by Buyer in the print brokerage business. 2. Buyer hereby agrees that for a period of three (3) years after Closing Buyer shall not provide to Customers and the entities controlled by such Customers its call center arena, fulfillment/distribution services and inbound telemarketing services unless Seller, Parent, PDI or the entity which acquires rights to SPECTRA and agrees to continue providing such services to Customers has failed to perform such services to industry standards or has failed to provide pricing consistent with that prevailing in the industry. Buyer agrees that for a period of three (3) years following Closing, Buyer shall not provide print brokerage services to Wall Data for products supplied as of the date of Closing by America's Print Source. 3. Because the amount of damage which will be suffered by a Breach of the covenants of Sections 3.3.1 or 3.3.2 may be difficult or impossible to calculate (but may be substantial), the nonbreaching party shall be entitled to injunctive relief or specific performance in the event of such a Breach. The remedies provided by this Section 3.3.3 shall be in addition to any other remedies that may be available in law or equity.
                                          IV.        PURCHASE PRICE

         A.          AMOUNT

The total purchase price and consideration to be paid for the Assets and covenants of Seller and Parent ("Purchase Price") shall be One Million Seventy Three Thousand Seven Hundred Eighty-One Dollars ($1,073,781.00) as adjusted and paid as follows: 1. At Closing, Buyer shall pay as provided in Section 2.2 and subject to the provisions of Section 4.1.3 and 4.1.4, in cash (the "Cash Amount") the sum of Eight Hundred Twenty Four Thousand Seven Hundred Eighty-One Dollars ($824,781.00) less (i) $1,000 required to assume the lease, and (ii) increased by the amount, if any, of the excess of the Inventory Value (as defined below) at Closing over $589,401.00 or decreased by the amount, if any, of the excess of $589,401.00 over the Inventory Value at Closing. The price allocated to Inventory is an approximation as of July 16, 1996. On or before Closing, Seller and Buyer shall jointly take and value the Inventory (the "Inventory Value") at the lower (a) of cost or (b) of market; and 2. Buyer shall pay as provided in Section 2.2 a deferred amount (the "Deferred Amount") equal to Two Hundred Forty Nine Thousand Dollars ($249,000.00), with no interest, in four (4) equal payments of principal of Sixty Two Thousand Two Hundred Fifty Dollars ($62,250.00) beginning thirty (30) days following the date on which Buyer generates Eight Million Dollars ($8,000,000.00) in gross sales to Customers, with payment installments to be made in equal intervals through to December 31, 1997, with the last installment due on December 31, 1997; provided, however, if Buyer has not breached an agreement with a major Customer and has performed to industry standards and has provided pricing consistent with that prevailing in the industry and has not generated Eight Million Dollars
($8,000,000.00) in gross sales to Customers as of June 30, 1997, but has generated gross sales of at least Five Million Dollars ($5,000,000.00), then the Deferred Amount shall be equal to Two Hundred Forty Nine Thousand Dollars ($249,000.00) multiplied by a fraction, the numerator of which is the excess of the amount of such gross sales over Five Million Dollars ($5,000,000.00) and the denominator of which is Three Million Dollars ($3,000,000.00), and such Deferred Amount shall be paid in four equal payments on August 1, 1997; September 20, 1997; November 10, 1997 and December 31, 1997. If Buyer has not generated Eight Million Dollars ($8,000,000.00) in gross sales to Customers as of June 30, 1997 and has breached an agreement with a major Customer or not performed to industry standards or not priced consistent with prices prevailing in the industry or has otherwise stopped providing such services to Customers, then Buyer shall pay the Deferred Amount in four (4) equal quarterly payments of Sixty Two Thousand Two Hundred Fifty Dollars ($62,250.00) on August 1, 1997; September 20, 1997; November 10, 1997; and December 31, 1997. In the event Buyer fails to make a payment when due, or in the event of Buyer's insolvency or bankruptcy or the like, at Seller's option, the entire Deferred Amount shall become due and payable. With respect to customers that, prior to this Agreement were served by both parties, gross sales to customers shall not include sales of types of products and services that, prior to this Agreement, were sold to Customers by Buyer and were not sold to Customers by Seller. 3. Seller shall within five (5) days after Closing make a return and pay any tax owed as a result of Seller's operation of its business prior to Closing, and Buyer, at its sole option, may notify the Washington Department of Revenue of its purchase of the Assets pursuant to WAC 458-20-216. 4. For purposes of allowing Seller to determine Buyer's compliance with the provisions of Section 4.1.2, Buyer shall give to Seller reasonable access, on reasonable prior notice, to Buyer's sales records relating to sales to Customers, provided that Seller maintains all such records and information in confidence.

         B.          ALLOCATION

          The Purchase Price shall be allocated as follows:

                     Inventory                                $673,100
                     Covenants Not to Sue or Compete          $100,000
                     Other Assets and Applicable Contracts    $300,681

The parties acknowledge that such allocations were determined pursuant to arm's length bargaining regarding the fair market values of the Assets in accordance with the provisions of Code Section 1060. The parties agree to be bound by the allocations set forth in the Price Allocation Schedule for all federal, state and local tax purposes, including for purposes of determining any income, gain, loss, depreciation or other deductions in respect of such assets. The parties further agree to prepare and file all Tax Returns (including Form 8594 under the
Code) in a manner consistent with such allocations and will not take any position contrary to such allocations in any administrative or judicial proceeding. Notwithstanding the immediately preceding two sentences, if the Internal Revenue Service, or some other governmental taxing authority, challenges the allocations contained in the Price Allocation Schedule in any administrative or judicial proceeding, the Seller or the Buyer, as the case may be, shall be allowed to settle or compromise such dispute in such manner as that party determines to be practicable, irrespective of whether such settlement is contrary to the specific terms of the Price Allocation Schedule regarding purchase price allocations; provided, however, that such settlement or compromise shall not relieve the settling or compromising party from any of its obligations under Section 7 of this Agreement. This Section is solely for tax purposes and is subject to the concurrence of Grant, Thornton L.L.P.
                                                V.      CLOSING

         A.          CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 3000 First Interstate Center, 999 Third Avenue, Seattle, Washington 98104, at 3:00 p.m. (local time) on July 30, 1996, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
         B.          CLOSING OBLIGATIONS

          At the Closing:

                    1.        Seller will deliver to Buyer:

a) Bills of sale for the Equipment in the form attached hereto as Exhibit 5.2.1;
b) Assignments, consents and all other documentation required to transfer the Applicable Contracts to Buyer; and
                    2.        Buyer will deliver:

a) An amount equal to that required pursuant to Section 4.1.1. by cashier's check to CAPCO; and

b) Resale and other certificates to benefit from sales and use tax exemptions, and with respect to the Equipment, if it does not qualify as manufacturing equipment, the amount of sales tax to be collected by Seller, payable by check to the Department of Revenue.
                    3.        CAPCO will deliver to Buyer:

(a) A Bill of Sale for the  Foreclosed  Assets  in the form  attached  hereto as
Exhibit 5.2.3.
                VI.                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Parent jointly and severally represent and warrant to Buyer as follows:
         A.          ORGANIZATION AND GOOD STANDING

1. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of Washington, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.
         B.          AUTHORITY; NO CONFLICT

1. This Agreement constitutes the legal, valid, and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms. Seller and Parent each have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. 2. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

a) Contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller or Parent, or (B) any resolution adopted by the board of directors, or stockholders or members of Seller or Parent; b) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Seller or Parent, or any of the Assets, may be subject; c) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the business of, or any of the Assets;

d) Cause Buyer or Seller to become subject to, or to become liable for the payment of, any Tax;

e) Cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

f) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or g) Result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Neither Seller nor Parent is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
         C.          ENCUMBRANCES   TITLE TO PROPERTIES;

Subject to Buyer's security interest in the Equipment, Seller has good and marketable title to the Equipment, free and clear of all Encumbrances, and such Equipment is not subject to any agreement for its sale to, or use by, third parties. Pursuant to RCW 62A.9-504(4)(b), Buyer will have title to the Foreclosed Assets free and clear of any security interest or lien of CAPCO and any security interest or lien subordinate thereto.
         D.          INVENTORY

All Inventory consists of a quality and quantity usable and salable in the Ordinary Course of Business. CAPCO has a perfected and enforceable first priority security interest in the Foreclosed Assets.
         E.          TAXES

1. Seller has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller. There exists no proposed tax assessment against Seller. All Taxes that Seller is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. 2. All Tax Returns filed by Seller are true, correct, and complete.
         F.          NO MATERIAL ADVERSE CHANGE

Since the date of the Letter of Intent, there has not been any material adverse change in Seller's relationships with Customers, and Seller has not made an assignment for the benefit of creditors, or commenced or had commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to the bankruptcy laws.

         G.          EMPLOYEE BENEFITS

Seller has performed all of its obligations to its employees that are to be hired by Buyer.
          COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
Seller is and has been in full compliance with each material Legal Requirement that is or was applicable to it or to the use of any of the Assets.
         H.          LEGAL PROCEEDINGS; ORDERS

1.  Except  for the  declaration  of  default  by  CAPCO,  there  is no  pending
Proceeding that has been commenced by or against Seller or that otherwise relates to or may affect any of the Assets and that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the best of Seller's knowledge,
Exhibit 6.9.1(a) contains a complete list of all pending litigation against Seller. To the Knowledge of Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. 2. There is no Order to which Seller or any of the Assets is subject, and Seller is not subject to any Order that relates to the Assets. 3. Seller is in full compliance with all of the terms and requirements of each Order to which it, or any of the Assets, is or has been subject; no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.
         I.          ABSENCE OF CERTAIN CHANGES AND EVENTS

Since the date of the Letter of Intent and subject to preparation for the transactions contemplated by this Agreement, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

1. Sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any Asset or mortgage, pledge, or imposition of any lien or other encumbrance on any Asset; 2. Agreement, whether oral or written, by Seller to do any of the foregoing.
         J.          CONTRACTS; NO DEFAULTS

1. Exhibit 1.1 contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of each Applicable Contract. 2. Seller is, and at all times has been, in full compliance with all material applicable terms and requirements of each Applicable Contract each other Person that has or had any obligation or liability under any Applicable Contract under which Seller has or had any rights is in full compliance with all material applicable terms and requirements of such Applicable Contract; no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

EMPLOYEES As of Closing, Seller shall have no deferred payment or other obligation due to any employees that will be hired by Buyer.
         K.          LABOR RELATIONS; COMPLIANCE

Seller has not been and is not a party to any collective bargaining or other labor agreement.
         L.          DISCLOSURE
1. No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

2. No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. 3. There is no fact known to Seller that has specific application to either Seller or the Assets (other than general economic or industry conditions) and that materially adversely affects the Assets.
         M.          BROKERS OR FINDERS

Seller, Parent and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
                VII.                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

         A.          ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.
         B.          AUTHORITY; NO CONFLICT

1. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. 2. Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: a) Any provision of Buyer's Organizational Documents; b) Any resolution adopted by the board of directors or the stockholders of Buyer; c) Any Legal Requirement or Order to which Buyer may be subject; or d) Any Contract to which Buyer is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         C.          CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.
         D.          BROKERS OR FINDERS

Buyer and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
      VIII.        CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
         A.          ACCURACY OF REPRESENTATIONS

All of the representations and warranties of Seller and Parent in this Agreement (considered collectively), and each of these representations and warranties
(considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
         B.          SELLER'S PERFORMANCE

All of the covenants and obligations that Seller and Parent, or either of them, are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.
         C.          ADDITIONAL DOCUMENTS

          Each of the following documents must have been delivered to Buyer:

1. An opinion of Preston  Gates & Ellis,  dated the Closing Date, in the form of
Exhibit 8.3.1;

2. Certified copies of approval of the members of Seller to this Agreement and the Contemplated Transactions; 3. A certified copy of the approval of the board of directors of Parent to this Agreement and the Contemplated Transactions; 4. Such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller' representations and warranties, (ii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
         D.          NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
         E.          NO CLAIM REGARDING ASSET OWNERSHIP OR SALE PROCEEDS

Other than CAPCO's declaration of default, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Assets or (b) is entitled to all or any portion of the Purchase Price.
         F.          NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.
         G.          SPECTRA AGREEMENTS

Buyer and Prism Direct, Inc. ("PDI") shall have executed agreements satisfactory to Buyer in Buyer's sole discretion (a) for provision of PDI's services, using SPECTRA, to Customers and (b) for the use of the SPECTRA software to support manufacturing for Customers in connection with PDI services and to provide PDI-type services for Customers if PDI ceases business operations as provided in that Agreement.
     IX.               CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):
         A.          ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
         B.          BUYER'S PERFORMANCE

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.
         C..         NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Assets by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.
         D.          SPECTRA AGREEMENT

Buyer and PDI shall have executed an agreement for provision of PDI's services, using SPECTRA, to Customers.

                                           X.         TERMINATION

         A.          TERMINATION EVENTS

This Agreement  may, by notice given prior to or at the Closing,  be terminated:
1. By either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived; 2. By Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or by Seller, if any of the conditions in Section 9 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; 3. By mutual consent of Buyer and Seller; or 4. By either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 1, 1996, or such later date as the parties may agree upon.
         B.          EFFECT OF TERMINATION

Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.
                              XI.              INDEMNIFICATION; REMEDIES

A.        SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY

All representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Sections 5.2.1(c) and 5.2.2(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. B. INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND PARENT

Seller and Parent, jointly and severally, will indemnify and hold harmless Buyer and its Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: 1. Any Breach of any representation or warranty made by Seller or Parent in this Agreement or any other certificate or document delivered by Seller or Parent pursuant to this Agreement; 2. Any Breach by either Seller or Parent of any covenant or obligation of Seller or Parent in this Agreement; 3. Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or Parent (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.
         C.          INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                     RIGHT OF SET-OFF
Upon notice to Seller specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this
Section 11 against amounts otherwise payable under Section 4.1.2. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.
         D.          PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

1. Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice. 2. If any Proceeding referred to in Section 11.5.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party. 3. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). 4. Seller and Parent hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller or Parent with respect to such a claim anywhere in the world.
         E.          PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMSER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
                                     XII.         GENERAL PROVISIONS

         A.          EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. In the event of any litigation arising out of or in connection with this Agreement (including without limitation, appeals), the prevailing party shall be entitled to recover from the other its reasonable attorneys' fees and costs. Notwithstanding any provision herein to the contrary, CAPCO shall be entitled to recover from Seller its collection costs and expenses pursuant to the financing arrangement between Seller and CAPCO.
         B.          PUBLIC ANNOUNCEMENTS

Subject to applicable Legal Requirements, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines following prior consultation with Seller. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, and suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.
         C.          CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and Seller to maintain in confidence any written information stamped "confidential" when originally furnished by another party in connection with this Agreement or the Contemplated Transactions whether before or after its execution, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request and shall not use or disclose such information.
         D.          NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
          Seller:            Prism Software Production L.L.C./Prism Group, Inc.
                                     15530 Woodinville-Redmond Road
                                     Woodinville, WA  98072-6930

          Attention:                N.M. (Joe) Morris

          Facsimile No.:     (206) 402-3110

          with a copy to:    Preston Gates & Ellis
                                     5000 Columbia Seafirst Center
                                     701 Fifth Avenue
                                     Seattle, WA  98104

          Attention:                Stephan H. Coonrod/Margaret Niles

          Facsimile No.:     (206) 623-7022

          Buyer:             Pac Services, Inc.
                                     17735 N.E. 65th Street
                                     Redmond, WA  98052

          Attention:                Catherine K. Boshaw

          Facsimile No.:     (206) 869-9779

          with a copy to:    Short Cressman & Burgess P.L.L.C.
                                     3000 First Interstate Center
                                     999 Third Avenue
                                     Seattle, WA  98104-4088

          Attention:                Susan Thorbrogger

          Facsimile No.:     (206) 340-8856

          CAPCO:             CAPCO Financial Company, Inc.
                                     720 Sixth Street South
                                     Suite 200
                                     P.O. Box 2394
                                     Kirkland, WA  98083

          Attention:                Steven M. Shaughnessy

          Facsimile No.:            (206) 827-7870

          with a copy to:           Adolph & Bintinger, P.S.
                                     701 Fifth Avenue
                                     Suite 7100
                                     Seattle, WA  98104

          Attention:                Paul M. Bintinger

          Facsimile No.:            (206) 682-3203

         E.          JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Washington, County of King, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
         F.          FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         G.          WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
         H.          ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Notwithstanding any provision herein to the contrary, this Agreement shall not amend, modify or otherwise affect any agreement related to the financing arrangement between Seller and CAPCO.
         I.          ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, provided that Seller may assign its rights under Section 4.1.2, subject at all times to Buyer's set-off rights. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
         J.          SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
         K.          SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.
         L.          TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
         M.          GOVERNING LAW

This Agreement will be governed by the laws of the State of Washington without regard to conflicts of laws principles.
         N.          COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



  BUYER:                                                      SELLER:
  PAC SERVICES, INC.                          PRISM SOFTWARE PRODUCTION L.L.C.


                         By: PRISM GROUP, INC., Manager

                                               By:
                                             Title:            By:  N.M. Morris
                                                              Title:  President


  CAPCO:                                               PARENT:
  CAPCO FINANCIAL COMPANY, INC.                        PRISM GROUP, INC.



          By:                                            By:
          Title:                                         Title:






10.33 Master Services Agreement by and between Pac Services, Inc. and Prism Direct, Inc.
                            MASTER SERVICES AGREEMENT


This Master Services Agreement ("Agreement") is entered into this 30th day of July, 1996 by and between Prism Direct, Inc. ("PDI"), a Washington corporation with principal offices at 15530 Woodinville-Redmond Road, Woodinville, Washington 98072-6930, and Pac Services, Inc. ("PAC"), a Washington corporation with principal offices at 17735 NE 65th Street, Redmond, Washington 98052.

         1.       Recitals.

1.1 PAC. PAC provides software duplication and manufacturing services to clients in the software industry. Pursuant to that certain Asset Purchase Agreement of even date herewith among PAC, Prism Group, Inc. ("Prism"), and Prism Software Production, L.L.C. ("PSP"), the latter two of which are affiliates of PDI, PAC has acquired certain assets of PSP used in software manufacturing, and PAC expects to provide software manufacturing services to certain parties that formerly  obtained  software  manufacturing  services  from  PSP.  1.2 PDI.  PDI provides shipping, fulfillment, and telephone sales services, as more fully described below ("Services"). Prior to the execution of the Asset Purchase Agreement, PDI provided Services directly to some of the clients that obtained software manufacturing services from PSP. 1.3 SPECTRA. PDI provides the Services using its proprietary software known as SPECTRA (TM). In connection with providing the Services to clients, PDI grants limited purpose licenses of SPECTRA labeling and bar-code modules to software manufacturers that provide manufacturing services to clients that obtain the Services of PDI. 1.4 Purposes of Agreement. The parties to this Agreement desire for PDI to continue to provide Services directly to the former clients of PSP, which are henceforth to obtain manufacturing services from PAC rather than PSP. In addition, PAC desires to use PDI's Services and PDI desires to provide Services to PAC to support PAC's manufacturing for clients other than those formerly served by PSP. In both scenarios, PDI desires to grant to PAC and PAC desires to receive the limited purpose license to SPECTRA that is necessary to enable PAC efficiently to coordinate its manufacturing services with the Services to be provided by PDI. Furthermore, the parties desire to cooperate with one another so as to better serve their mutual clients. The purposes of this Agreement are to describe the Services to be provided by PDI to PAC and other aspects of the relationship between PDI and PAC, to grant the SPECTRA license, and to establish a framework for future expansion of services to be provided by PDI to PAC and clients. 2. Scope of Services. The Services are generally described in Addendum A, which is attached to and incorporated in this Agreement. However, the particular Services to be provided may vary from one Client to another, as described in Section 3 below. 3. Nature of Relationships. PDI provides Services through two types of relationships, as follows: 3.1 Services to PDI Clients. Pursuant to agreements in place as of the date of this Agreement, as the same may be modified from time to time, and pursuant to agreements to be executed in the future, PDI provides Services directly to clients. These clients of PDI include software producers that previously obtained software manufacturing services from PSP, and include software producers who currently obtain software manufacturing services from PAC as well as from other services providers. The clients of PDI that are covered by this Agreement are only those clients of PDI that also are clients of PAC and were previously clients of PSP ("PDI Clients"). The particular Services to be provided to each PDI Client are described more fully in the respective agreements between PDI and each PDI Client. PDI Clients pay PDI directly for such Services in accordance with the terms of the respective agreements. 3.2 Services to PAC. PDI may also provide Services to and for the benefit of clients of PAC ("PAC Clients") in accordance with the terms of this Agreement. The particular Services to be provided to each PAC Client are described more fully in the respective agreement between PAC and each PAC Client, subject to the approval of PDI as provided in Section 4.1 below. PAC may pay PDI for such Services as provided in Section 4.3 below, or PDI may be paid directly by the PAC Clients.
         4.       Procedures for PAC Clients.

4.1 In General. PAC will enter into separate service agreements with individual PAC Clients ("PAC Client Agreements") covering the entire scope of services to be provided by PAC, including the Services to be provided by PDI as an outsource provider pursuant to this Agreement. With respect to each PAC Client Agreement, PDI and PAC shall negotiate as to the scope of the Services to be provided by PDI and the price to be paid by PAC, or by mutual agreement between PAC and PDI, by the PAC Client, to PDI for such Services. PDI shall be obligated to provide Services to PAC with respect to any PAC Client Agreement only upon PDI's approval in writing of an appropriate rider to be attached to and incorporated in this Agreement. The scope of services and related pricing schedule for each PAC Client Agreement are subject to review after the first ninety (90) days following execution of the PAC Client Agreement. 4.2 Pricing. All prices are negotiated on a case by case basis depending on the scope of the Services to be provided to the PAC Client. 4.3 Payment Terms. The following payment terms shall apply with respect to all PAC Clients: 4.3.1 PDI may require new PAC Clients to pay reasonable set-up charges, as appropriate.

4.3.2 PDI will bill PAC, or, by mutual agreement between PAC and PDI, PAC Clients, for ongoing service fees on a weekly basis with terms of net thirty
(30) days. PDI will bill freight charges on a weekly basis under a separate invoice with terms of net seven (7) days. In both cases, the weekly billing schedule will be 1st-7th, 8th-14th, 15th-21st, 22nd through the last day of the month. 4.3.3 PDI may cease providing Services with respect to any PAC Client Agreement and may retain all funds paid to date or assets held by PDI if PAC or PAC Clients fail timely to make any payment required with respect to a PAC Client Agreement. All fees, costs, and expenses shall be payable to PDI according to the schedule described above. In addition to all other remedies available under this Agreement and at law or in equity, PDI reserves the right to charge 1 1/2% per month (18% per annum) interest on all unpaid amounts that are in excess of thirty (30) days past due.
         5.       Procedures for PDI Clients.

5.1 In General. PDI and PAC will each enter into an agreement with each PDI Client regarding the services to be provided by each party to such PDI Client. The parties shall in good faith keep one another informed of any material development or discussions between themselves and each PDI Client that may have an impact on the PDI Client's relationship with the other party. Each party shall separately and directly bill each PDI Client unless otherwise agreed. 5.2 Pricing. PDI's agreements with PDI Clients ("PDI Client Agreements") each establish the price at which PDI shall provide the Services, and each allow for pricing reviews from time to time and upon any renewal of an expiring PDI Client Agreement. In the event PDI determines that a price increase is required under any PDI Client Agreement, PDI shall provide PAC thirty (30) days notice of such proposed price increase. PAC shall have the option to take on itself any portion or all of the proposed increase so as to minimize or eliminate the increase required to be paid by the PDI Client to PDI and thereby to enhance PAC's relationship with the affected PDI Client. PAC shall exercise such option by giving notice to PDI at any time prior to expiration of the thirty (30) day period. PDI will provide to PAC for review such supporting or relevant information as reasonably requested by PAC. 5.3 Payment Terms. Upon PAC's exercise of the option under Section 5.2, PDI shall thereafter create two bills for each affected PDI Client Agreement, as follows: PDI shall bill the PDI Client as previously, and PDI shall separately bill PAC for such amount as PAC has undertaken to pay. Payment terms shall be consistent with PDI's practice under Section 4.3, above. 5.4 Delinquent Accounts. PDI shall notify PAC of all delinquent PDI Client accounts and, prior to any cessation of Services, shall coordinate with PAC so as to minimize any disruption to PAC. 5.5 Software Manufacturer of Preference. PDI agrees that PAC shall be its preferred software manufacturer and that, when appropriate circumstances arise, PDI shall refer new clients to PAC with respect to such new clients' needs for software manufacturing or any other services provided by PAC. Notwithstanding anything in this Agreement to the contrary, PDI may deal directly with any new client to which PDI commences providing Services, and may provide Services to clients who are not also obtaining software manufacturing services from PAC.
         6.       Dedicated Representatives.

6.1 PDI Account Manager. PDI shall appoint one qualified staff member ("PDI Account Manager") who will (1) have authority to act for PDI; (2) submit material and information requests to PAC as necessary to service mutual Clients;
(3) provide access to PDI's staff to answer questions; and (4) provide schedules and plans to PAC for review and/or approval if and when necessary. PDI may replace the PDI Account Manager at any time upon written notice to PAC. 6.2 PAC Vendor Manager. PAC shall appoint one qualified staff member ("PAC Vendor Manager"), who will (1) have authority to act for PAC and to make binding decisions with respect to this Agreement; (2) review promptly information supplied by PDI; (3) provide and assume responsibility for accuracy of PAC information and data required by this Agreement; (4) provide access to PAC staff to answer questions; and (5) provide training to PDI as necessary to provide support for mutual Clients. PAC may replace the PAC Vendor Manager at any time upon written notice to PDI. 7. Time of Essence. Time is of the essence of this Agreement and of all requirements and requests by one party to the other for information or other items necessary or appropriate for the efficient and timely performance of PDI Client Agreements and PAC Client Agreements.
         8.       License to SPECTRA.

8.1 Grant of License. PDI hereby grants to PAC and PAC hereby accepts a non-exclusive royalty-free license to use SPECTRA for the purposes set forth in
Section 8.2 below for the duration of this Agreement.

8.2 Permitted Uses. PAC may use the SPECTRA modules known as Assembly, Labeling, and Maintenance. Assembly may be used to build and label pallets and masterpacks, and to scan serial numbers into the system as containers are being built if the product is serialized. Labeling may be used to generate product, UPC, and serial number label, with SPECTRA providing format information, UPC codes, and descriptions. Maintenance may be used to build products into SPECTRA, including adding or subtracting part descriptions, serial flags, default masterpack quantities, component parts, UPC codes, etc. PAC may use any other SPECTRA module currently utilized by PSP in its manufacturing process.
                  8.3      Special Grants.

(a) For a period of three (3) years following the date of this Agreement, PAC shall have the rights set forth in paragraph (d) below in the event PDI ceases doing business as its business is described in Section 1.2 above. PDI shall not be deemed to have ceased doing business if it has transferred all or substantially all of its assets in accordance with paragraph (b) below. (b) For a period of three (3) years following the date of this Agreement, PAC shall have the rights set forth in paragraphs (c) and (d) below in the event PDI receives a bona fide offer to transfer its business to an entity that conducts a subtantial volume of software manufacturing in the State of Washington, conducts its software manufacturing business primarily in the State of Washington, and is headquartered in the State of Washington. For purposes of the previous sentence, an offer to transfer PDI's business shall include any of the following events:
(i) A proposal for PDI to merge with a third party such that the company resulting from such merger would no longer controlled by Prism Group, Inc.; or
(ii) An offer from a third party for PDI to sell all or substantially all of its assets; or (iii) A proposal for Prism Group, Inc. to sell a controlling block of its stock in PDI.

(c) PAC shall have the right of first refusal with respect to any offer to transfer PDI's business. Upon receipt of a bona fide offer under paragraph (b) and before consummating any such transaction, PDI shall give PAC a written notice setting forth the proposed terms thereof ("Transfer Notice"). The Transfer Notice shall include the indentity of the proposed transferree, any consideration to be received by PDI, and all other material terms of the proposed transfer. PAC shall have the option to undertake the proposed transaction on the same terms and conditions as those proposed. If PAC elects to exercise this option, PAC shall notify PDI within twenty (20) days following receipt of Transfer Notice. If PAC fails timely to exercise the option, PDI may then proceed at any time within ninety (90) days after delivering the Transfer Notice to consummate the proposed transfer, but only on the precise terms specified in the Transfer Notice. If the transfer is not consummated within the ninety (90) day period, then PDI shall again become subject to all of the terms of this paragraph (c). If PAC timely exercises the option, the transaction shall be closed within forty-five (45) days after notice of the election is received by PDI. (d) Upon the occurrence of an event set forth in paragraphs (a) or (b) above, and if PAC fails to exercise the option set forth in paragraph (c) above, then PAC shall have the option to receive, and PDI shall grant upon PAC's exercise of such option within twenty (20) days of such event, a perpetual non-exclusive royalty-free license to SPECTRA, including the source code, for use solely in connection with PAC's software manufacturing for software producer clients at PAC's facilities in the State of Washington. Such license shall not include the right to provide third parties access to the source code. PAC shall at all times use reasonable efforts to keep the SPECTRA software confidential. PAC shall be responsible for paying all costs associated with the use of this license, including costs associated with transferring any part of SPECTRA to PAC.
         8A.      Noncompete.
8A.1. Agreement Not to Compete. For a period of three (3) years following the date of this Agreement, PDI shall not engage, whether directly or indirectly and whether or not for compensation, in any business or activity previously carried on by PSP within the State of Washington without the written consent of PAC. For purposes of the foregoing, an activity previously carried on by PSP means the business of software disk (floppy or CD-ROM) duplication and/or packaging and assembly of disks and other software components. The foregoing shall not in any fashion restrict PDI from disposing of its assets in liquidation or restrict PDI from continuing its current activities or undertaking activities of the type currently undertaken by America's Print Source, Inc. If PDI acquires a controlling interest in America's Print Source, Inc. at any time during such three (3) year period, then PDI shall not, and shall ensure that America's Print Source shall not, solicit customers currently served by PAC in the print brokerage business as set fourth in Addendum C. 8A.2 Damages. Because the amount of damage that will be suffered by a breach of the covenant set forth in Section 8A.1 may be difficult or impossible to calculate (but may be substantial), the nonbreaching party shall be entitled to injunctive relief or specific performance in the event of such a breach. The remedies provided by this Section 8A.2 shall be in addition to any other remedies that may be available in law or equity. 8B. Fourth Shift MRP. PDI will install, maintain and support equipment used in the operation of the Fourth Shift MRP module and will provide the right to use the Fourth Shift MRP software on such equipment, as necessary for PAC to service all accounts serviced by PSP using such equipment and software as of the date of this agreement.
         9.       Confidential Information.

9.1 Nondisclosure; Permitted Uses. Each party shall keep confidential and not disclose any confidential information it (the "Receiving Party") may receive from the other party ("Disclosing Party") under this Agreement, including without limitation information about PAC Clients, PDI Clients, and other clients of either party; scripts, training materials, and other information about PDI's system and Services; and trade secrets and other proprietary information of the Disclosing Party, but not including information that is or hereafter becomes known to the public through no fault of the Receiving Party, from and after the date of such public disclosure. Confidential information may be used by the Receiving Party only for the purposes of carrying out its rights and obligations under this Agreement. 9.2 Return of Confidential Information. Upon the Disclosing Party's request, the Receiving Party shall deliver to the Disclosing Party all confidential information of the Disclosing Party, including all documents, copies, and other items, of whatever media, comprising or containing any such confidential information.
         10.      Inventory.

10.1 Ownership. To enable PDI to perform the Services, PAC will provide inventory of PDI Clients and PAC Clients to PDI. PAC will deliver such inventory to PDI at PAC's facilities and PDI shall be responsible for transportation of such inventory to PDI's facilities. Unless informed by PAC to the contrary, all such inventory is owned by the respective PDI Clients and PAC Clients, who may remove inventory at any time except as provided otherwise in PDI Client Agreements. PDI shall take such steps as may be reasonably requested by PAC or Clients to confirm the ownership of such inventory, including by way of example but without limitation, public notification of such ownership and cooperation in the filing of UCC-1 financing statements for information purposes.

10.2 Insurance. PDI shall at all times during the term of this Agreement maintain insurance on the inventory owned by PDI Clients and PAC Clients substantially in accordance with the insurance policy attached to this Agreement as Addendum C. 11. Limitation Of Liability. PDI's liability arising out of or in connection with execution of this Agreement whether for breach of contract, breach of warranty, or failure of essential purpose or otherwise, shall be limited to the amount of the fees collected for the Services rendered for the transaction(s) in question. PDI shall not be responsible or liable for loss of business or consequential, indirect, or punitive damages for failure to provide services . The foregoing limitations shall also apply to PDI's affiliated companies and officers, directors and employees of PDI and such affiliates. 12. No Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PDI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND PDI HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. 13. Term; Termination. The Term of the Agreement is one (1) year, renewable automatically upon the anniversary date of this Agreement for each subsequent year, unless either party provides sixty (60) days written notice of its intent to terminate. Notwithstanding provisions of this Agreement, this Agreement may be terminated prior to the expiration of its term as set forth below.
         14.      Default; Remedies.

14.1 Events of Default.  The  following  events  constitute a default under this
Agreement: 14.1.1 Either party materially breaches a term of this Agreement and such breach continues for a period of thirty (30) days after the breaching party has been notified of the breach, or 14.1.2 Either party shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under any statute relating to insolvency or the protection of rights of creditors. 14.2 Remedies. In addition to all other remedies available under this Agreement, at law, or in equity, in the event of a default the license granted under Section 8.1 of this Agreement and all rights of the defaulting party to use confidential information of the other party shall immediately terminate.
         15.      Miscellaneous.

15.1 Entire Agreement. This agreement, together with its addenda, riders, and other attachments, represent the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior oral or written agreements, understandings and representations between the parties, either written or verbal. This Agreement may be amended only by written instruments signed by both parties hereto.

15.2 Independent Contractor. Each party hereto shall be and remain an independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other. 15.3 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other; provided, however, that either party may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with such party, as long as such party notifies the other party in writing. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. 15.4 Attorneys' Fees. If legal action is taken to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therefrom. 15.5 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of King County and the State of Washington.

15.6 Force Majeure. If performance of any part of this Agreement by either PDI or PAC is prevented or delayed by reason of cause or causes beyond the reasonable control of the party affected (including, without limitation, acts of God, acts of civil or military authority including governmental priorities, strikes, or other labor disturbances, plant closures, fires, floods, epidemics, and wars and riots), the party affected shall be excused from such performance to the extent that it is necessarily prevented or delayed thereby during the continuance of any such happening or event, and this Agreement shall be deemed suspended so long as and to the extent that any such cause prevents or delays its performance. 15.7 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be sent by facsimile transmission to the number set forth below, in which case notice shall be deemed to have been duly given when transmitted with machine confirmation of transmission, or by registered or certified mail, return recipt requested, postage prepaid and properly addressed, in which case notice shall be deemd to have been given when received by the address or on the third day after mailing, whichever is earlier, or by hand delivery, in which case notice shall be deemed to have been given when delivered, to the parties at the following addresses or such other addresses as the parties may designate by written notice:

                  If to PDI:                Prism Direct, Inc.
                                            15530 Woodinville-Redmond Road
                                            Building A800
                                            Woodinville, WA 98072-6930
                                            Phone:  ____________________
                                            Fax:  ______________________
                                            Attention:  __________________

                  If to PAC                 Pac Services, Inc.
                                            17735 NE 65th Street
                                            Redmond, WA 98052
                                            Phone:  ____________________
                                            Fax:  ______________________
                                            Attention:  __________________

15.8 Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed, or held to be a waiver of the provisions itself or a waiver of any breach thereafter or any other provision hereof.

15.9 Severability. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions not found to be invalid. 15.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments; however, this Agreement shall be of no force or effect until executed by both parties. 15.11 Authority. The individuals executing this Agreement warrant that they have the requisite authority to do so.

PAC Services Inc.

By:     Original signed by
Name:    Catherine K. Boshaw
Title:   CEO
Date:  07/30/96


Prism Direct, Inc.

By:      Original signed by
Name:    N. M. Morris
Title:   President

Date:    07/30/96


                                   Addendum A


Services offered by Prism Direct, Inc. include but are not limited to:

Fulfillment:

PDI, through its proprietary software "Spectra," provides complete inventory management, distribution tracking and shipping activity data. Integrating bar code technology Prism Direct will provide the following warehouse services.
I.       Receiving and Warehousing
A. Receive all FGI from CLIENT or designated vendors. The receiving process will include:
1. Verification against packing slip
2. Visual inspection of all goods to ensure product is in a sale-able condition.
3. Create inventory database in "Spectra" including quantity verified, serial number associated with each unit and product ID number 4. CLIENT and their manufacturing vendors will provide a printout of the serial rangeincluding the starting, ending and any missing numbers in the sequence. Thislist will accompany each pallet of FGI delivered to Prism Direct.

5. Scan UP label on product and create a Master Pack label with unique identifier for tracking purposes.


 B.       The receiving process requires the following from CLIENT.
 1.       Visible UPC label
 2.       Serialized product must be provided in a 1S code 3 of 9 label format
3. CLIENT and their manufacturing vendors will affix a bar-code label on each finished good unit. The serial number will contain a scannable serial number (in its entirety) and a human readable description that intentionally excludes a portion of the serial string.
4. Unique UPC assigned number for each SKU, including; NFR's, Evals and Upgrades
5. Proper shipping documentation, including packing slip with accurate counts
C. Locate and store all FGI in designated pallet or flow bin locations.
D. Incorporate CLIENT inventory into Prism's on-going cycle count program
II.      Shipping:
A. Prism Direct will ship all Domestic and International orders on behalf of CLIENT. Domestic orders will ship within 24 hours from the time order is released for shipping. International orders will ship within 48 hours. Shipping services can include:
 1.       UPS (Ground, 2nd Day, Next Day, International Express and Expedited)
 2.       DHL (Next Day, International)
 3.       RPS
 4.       LTL
 5.       Freight Forwarders
 6.       Airborne Express (Next Day, Second Day)-Shipped on CLIENT account#
 7. Federal Express (Next Day Standard and Priority, International) Shipped on CLIENT account #
 8.       Other, as specified by client
         B.       Verifying quantity and part number against packing slip
         C.       Capture bar-coded serial number of each unit processed
         D. Linking serial number with customer data providing a pre-registration database
         E.       Recording tracking number, shipping method and cost
         F. Preparation of all shipping documents including, ProForma's, SED and SLI, and Certificate of Origin.
         G. Product will ship in a jiffy padded envelope or individual shipping carton, as deemed appropriate for the number of unites shipped on the packslip.
III.     RMA Processing
A. If applicable Prism will provide a complete RMA program for CLIENT. In conjunctions with GreenDisk, a company dedicated to the recycling of software materials, the following services will be provided:
  1.  Verification of RMA number, quantities and product sku's.
  2. Sorting of each finished goods and components based on customer provided criteria
  3.  Recycling of all printed material, disks and CD's
  4.  Certificate of destruction
  5.  Data Entry into Spectra:
   o Detailing reason for return - using pre-arranged list provided by CLIENT o Data required for proper re-issuing of funds - Actual credit distribution will be handled by CLIENT for non-credit card orders.
          Prism Direct to complete credit  memo for credit refunds
   o   Quantity received per RMA
   o   Condition of goods returned
   o   Outstanding issues
       Prism will issue a credit to the end user for all credit card purchases only. CLIENT will beresponsible for refunding any cash transaction.


Inbound Telemarketing and Customer Service:

I.       Hours of Operation
A. Prism Direct is open for call handling Monday through Friday, 6:00 am through 6:00 p.m. B. Prism Direct will be closed in observation of the following holidays; New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If any holiday falls on a Saturday, the preceding Friday will be recognized as the holiday. If any holiday falls on a Sunday, the following Monday will be recognized as the holiday. II. Staff telephones with representatives trained to implement CLIENT sales and marketing objectives. III.Prism Direct will accept inbound "800" calls and collect basic information.
         A.       Answer line with personalized greeting
         B. Collect name, company name (if applicable), mailing address, up to three telephone numbers, source of call and four to five marketing questions at customer level
         C.       Determine purpose for the call and properly respond
         D. Create a product registration with up to four demographic questions, In addition, Prism will capture standard registration data, such as; product number, quantity, place of purchase, serial number(s) date of purchase, or
         E.       Capture the non-order customer service category and notes
                  1.       Client provided list of categories including specific
                         reasons for return and standard Prism Direct categories

IV.      Prism Direct will process all types of payment as follows:
A. Obtain the payment method (Cash/Check,  Visa,  MasterCard,  American Express,
PO)
B. Cash/Check orders not placed until actual order shipped - entered as non-order activity of order pending. Receipt of funds will result in entry of order with the origin of mail. C. COD Orders - Prism will accept COD purchases on behalf of CLIENT. A $4.75 surcharge will be charged to the customer for all COD issues. It is understood that Prism will not assume responsibility for collection of any COD shipments. Prism will develop the telemarketing script and train the TSR's to encourage credit card purchases and offer COD charges as a final alternative only. D. Purchase Orders - Hard copies of PO will be required before placement entered as non-order activity until received. Receipt of PO will result in entry of order with the origin of fax or mail. Hard copy to be batched and sent to CLIENT daily. E. Credit Cards orders will attempt authorization, with CLIENT's merchant account through DMGT. Order will not allocate or ship until authorization is received. System will attempt to authorize up to three business days consecutively.

a) If authorization is not received, outbound (non-order phone activity) will be attempted up to three times to obtain alternate payment method. If contact is not made after three attempts, order will be canceled.
F. Obtain shipping method and ship to address
G. Enter product number and quantity. Confirm amount of order, including tax and shipping and handling.

V. Prism Direct will implement the cross-sell and upsell strategy developed with CLIENT to attempt to create additional revenue opportunities during the standard order process.
VI.      Order Processing Services
If applicable:
A. Prism Direct will collect orders and other communications from the dedicated Post Office box one time per day, on a daily basis
B. Prism Direct will receive faxed orders from customers or client throughout the day
C. Prism Direct will receive e-mailed orders from client throughout the day.
D. Prism Direct will process all orders received by 1:00 p.m. on the same day
E. Set-up customer name, company name (if applicable), billing address, source, telephone number and up to four marketing questions
F. Verify acceptable payment method. For check orders, verify within the acceptable over/under range, as established by client.
G. Unacceptable payment methods or amounts outside of acceptable over/under range, outdated offers will either result in an outbound call or a generic letter with a check box reason will be sent to customer
H. Improperly routed communications will be forwarded to client
I. Enter shipping method and ship to address
J. Enter product number and quantity.
VII.      Check Processing
         A.       Prism Direct will cancel all checks, upon receipt
         B.       Checks will be canceled with client provided stamp.
         C.       Up to 25 checks per batch/deposit, per day
                  1. Batch information includes date, batch number, customer name, order number, check number, check amount and transaction number
         D.       Prism   Direct  will  make   checking   deposits  to  a  local
                  Woodinville branch. If local branch is not available, client will, at their option, set-up an account at a Woodinville bank or have checks sent to client for deposit at their expense.

VIII.    Literature Fulfillment
Prism Direct will fulfill literature requests with prepackaged kits.
         A. Print label with customer name, company name (if applicable), mailing address
         B.       Affix label to literature kits
         C.       Seal, meter and mail

IX.      CLIENT will provide and maintain stock at Prism Direct for:
         A.       All literature that Prism Direct is responsible for mailing
         B.       Mailing envelopes
         C.       Company Letterhead


Outbound Telemarketing and Customer Solicitations

I.  Program and Script Evaluation

II.  Outbound Telemarketing
         A. Create an enticing outbound script in unison with the CLIENT. The script will focus on the following:
                  o        High contact and close
                  o        4-5 responses to overcome objections
                  o        Other goals as determined by CLIENT
         B. Prism's outbound representatives will attempt contact within two outbound calls.The outbound reps. will make one pass through the list, then make a second until the objective is achieved. The following will be deemed as attempts:
                  o        Contact
                             Contact may include the following:
                             Closed sale - obtaining customer and credit card
                                         information
                              Request for product literature, if applicable Other - as deemed appropriate by KIII
                  o        Voice Mail
                  o        Reception
                  o        No answer
         C. Prism will dedicate a team of outbound telemarketers sufficient to reach the program goal within the specified time frame


Technical Support

I. Prism Direct will accept inbound "800" or toll technical support calls and qualify basic information.

Determine purpose for the call and properly respond.
A. Prism Direct will answer Level 1, 2 and 3 technical support questions, including installation and setup support per CLIENT's specifications.
B. Prism will provide the necessary implementation support activity to ensure that calls are handled to the expectations of the CLIENT.
C. Prism's technical support team will possess the unique telephone skills to quickly visualize and interpret customer problems over the phone.
D. Prism dedicated technical team will take part in a software/hardware training provided the CLIENT. Prism Direct will provide any refresher or update training as needed.

         1. If applicable, on-line help will contain the following technical information:
                  o        Problem descriptions
                  o        Solutions to common problems
                  o        Bug fixes
                  o        Historicals


Client Data Management

A.   Reports
Several standard reports are available from Prism Direct. If applicable Prism Direct will provide the following reports to CLIENT as outlined. Additional standard reports or custom reports will be available at an additional charge. Refer to section V., Price Schedule.


- ------------------------- ---------------------------------------------------------------- ------------------------------
Report Title              Information Contained                                            Frequeny
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Inventory                 Status  Report  FGI -  Inventory  on hand,  allocated,
                          available,   ordered,  TBD  backordered  and  received
                          during the reporting period.
                          Including obsolete inventory-optional.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Inventory Adjustment      Adjustment on inventory                                          TBD
Report

- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
System                    Activity  Report Reports number of ACD calls received,
                          abandoned  and average TBD wait before  abandon.  Also
                          reports all new  activities  (orders by SKU,  customer
                          support  and  product  registrations  by  SKU)and  all
                          orders shipped by SKU for the reporting period.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Money Handling Report     Details of all cash and credit card transactions as well as a    Weekly (1st-7th, 8th-14th,
                          summary of all activities by month.  To act as back-up for       15th-21st and 22nd- last day
                          weekly invoices for services rendered.                           of month). 4th week -
                                                                                           includes a monthly Summary
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Open Order (back log)     Report of all non-shipped orders by SKU.  Line detail of order   TBD
Report                    date, order number, quantity, extended unit price, tax,
                          shipping and handling, total value and current order status.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Revenue Roll Forward      Reconciliation of shipped revenue to revenue collected.          TBD
Report
customized
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Check Deposit/Batch  Details all checks deposited on batch sheet. Includes date,
TBD Report customer name, order number, check number and value of check.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
RMA Report                Excel format.  Detail by SKU, by price point all RMA's           TBD
                          processed   and/or  refunds   requested  /  processed.
                          Includes order number,  quantity, unit value, extended
                          unit value,  tax,  shipping  and  handling,  total and
                          state.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Shipped                   Orders Report  Includes order number,  quantity,  unit
                          value,  extended  unit TBD value,  tax,  shipping  and
                          handling and total.
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Marketing Activity        Details of all marketing questions and responses.  Campaign      TBD
Report                    activity
- ------------------------- ---------------------------------------------------------------- ------------------------------
- ------------------------- ---------------------------------------------------------------- ------------------------------
Customer Activity by      Activity by source classification                                TBD
Source
- ------------------------- ---------------------------------------------------------------- ------------------------------


B.  Information Services
If applicable:
     1. Prism Direct will provide an MIS contact for the purpose of completing an e-mail connection.
      2. Provide export file for previous days activities as per Spectra Export Specifications.












                                                             1




                                       SIGNATURES



  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                PRISM GROUP, INC.



August 14, 1996                                    By:/s/ K.C. Aly
Date                                                      K.C. Al
                                                       Chief Executive Officer



August 14, 1996                                    By:/s/ N. M. Morris
Date                                                     N. M. Morris
                                                          President